Exhibit 99.1

FOR IMMEDIATE RELEASE

First National Community Bancorp, Inc. Announces Settlement of Derivative Action

Dunmore, Pa., December 4, 2013—First National Community Bancorp, Inc. (OTCQB: FNCB), the parent company of Dunmore-based First National Community Bank, today announced that it has entered into a Stipulation of Settlement to settle derivative claims filed against certain current and former directors of the Company in the Court of Common Pleas in Lackawanna County and in which action the Company was named as a nominal defendant.

By entering into the Stipulation of Settlement, the settling parties have resolved the derivative claims to their mutual satisfaction. The settling defendants have not admitted the validity of any claims or allegations and the settling plaintiffs have not admitted that any claims or allegations lack merit or foundation. Under the terms of the Stipulation of Settlement, the parties have agreed to the payment of a settlement sum to the Company and the Company has agreed to certain corporate governance enhancements, including the addition of two independent directors to the Company’s board of directors and certain board committee enhancements with respect to risk management and oversight.

The Stipulation of Settlement remains subject to approval by the Court after notice to the Company’s shareholders and a settlement hearing. The full Stipulation of Settlement and a formal notice of hearing has been filed with the Securities and Exchange Commission on Form 8-K and will be available on the Company’s website at www.fncb.com/investorrelations.

About First National Community Bank

First National Community Bancorp, Inc. is the bank holding company of First National Community Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Northeastern Pennsylvania. At the completion of a pending Purchase and Assumption Agreement for the sale of its retail banking activities in Monroe County, Pennsylvania, FNCB will have 19 retail branch locations in Lackawanna, Luzerne, and Wayne counties. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and has been operating under its current name since 1988. The Company’s common stock trades on the OTCQB under the symbol FNCB. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:
James M. Bone, Jr., CPA
Executive Vice President and
Chief Financial Officer
First National Community Bank
(570) 348-6419
james.bone@fncb.com

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in the Company’s markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of the Company to compete with other institutions for business; the composition and concentrations of the Company’s lending risk and the adequacy of the Company’s reserves to manage those risks; the valuation of the Company’s investment securities; the ability of the Company to pay dividends or repurchase common shares; the ability of the Company to retain key personnel; the impact of any pending or threatened litigation against the Company; the marketability of shares of the Company and fluctuations in the value of the Company’s share price; the impact of the Company’s ability to comply with its regulatory agreements and orders; the effectiveness of the Company’s system of internal controls; the ability of the Company to attract additional capital investment; the timing of the Company’s annual shareholder meeting; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities, capital adequacy and insurance); the impact of technological changes and security risks upon the Company’s information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of the Company at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.

The Company cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this release. Readers should carefully review the risk factors described in the Annual Report and other documents that the Company periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2012.

####